UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019
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COVETRUS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Custom House Street
Portland, ME 04101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (888) 280-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	The Nasdaq Stock Market (Nasdaq Global Select Market)

Item 7.01 Regulation FD Disclosure
On February 7, 2019, Covetrus, Inc. (f/k/a HS Spinco, Inc.), a Delaware corporation (the "Company" or "Covetrus"), announced that it had consummated the previously disclosed Reverse Morris Trust transaction contemplated by (a) the Contribution and Distribution Agreement, dated as of April 20, 2018 (as amended, the "Contribution and Distribution Agreement"), by and among the Company, Henry Schein, Inc., a Delaware corporation and Company’s parent prior to the Distribution (as defined below) ("Henry Schein"), Direct Vet Marketing, Inc. (d/b/a Vets First Choice), a Delaware corporation ("Vets First Choice"), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Vets First Choice stockholders and for the purposes of certain articles set forth therein (the "Vets First Choice Stockholders’ Representative") and (b) the Agreement and Plan of Merger, dated as of April 20, 2018 (as amended, the "Merger Agreement"), by and among the Company, Henry Schein, HS Merger Sub, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), Vets First Choice and the Vets First Choice Stockholders’ Representative. In accordance with the terms and conditions of the Contribution and Distribution Agreement and the Merger Agreement, (i) prior to February 7, 2019, Henry Schein contributed Henry Schein’s animal health business (the "Henry Schein Animal Health Business") to the Company, (ii) on February 7, 2019, Henry Schein distributed all of the shares of the Company’s common stock, par value $0.01 per share (the "Common Stock") that were then owned by Henry Schein (after giving effect to the Share Sale discussed below) to Henry Schein stockholders of record as of January 17, 2019 (the "Distribution" or the "Spin-Off") and (iii) immediately after the Distribution, Merger Sub merged with and into Vets First Choice (the "Merger"), with Vets First Choice surviving the Merger as the Company’s wholly owned subsidiary. After the Distribution and the Merger, the Company was an independent publicly traded company on the Nasdaq Global Select Market.

This Current Report on Form 8-K is being furnished to make available certain supplemental pro forma combined financial information of the Company for the quarters ended March 31, 2018, June 30, 2018, September 29, 2018, and December 29, 2018 and the year ended December 29, 2018. The Company believes that this information could be helpful in understanding the historical performance of the Company by providing pro forma financial information for the Company, which give effect to the Spin-Off and the Merger as if the Spin-Off and Merger been completed on December 31, 2017.

The following unaudited pro forma condensed combined financial information of the combined company is attached hereto as Exhibit 99.1 and incorporated herein by reference:

(i)
Unaudited Pro Forma Condensed Combined Financial Statement of Operations for the three months ended March 31, 2018, June 30, 2018, September 29, 2018 and December 29, 2018 and for the year ended December 29, 2018.

(ii)
Unaudited Reconciliation of Pro Forma Combined GAAP Net Income to Pro Forma Combined Adjusted EBITDA and Adjusted Net-Income for the three months ended March 31, 2018, June 30, 2018, September 29, 2018 and December 29, 2018 and for the year ended December 29, 2018.

This information is "furnished" and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act of 1933 or the Securities Act of 1933, as amended, only if and to the extent such subsequent filing specifically references the information incorporated herein.

The pro forma condensed combined financial statement of operations are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations or financial position that Covetrus would have reported had the Spin-Off and the Merger been completed as of the dates set forth in the pro forma condensed combined financial statement of operations, and should not be taken as being indicative of Covetrus’ future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the pro forma financial statements for a number of reasons, including differences between the assumptions used to prepare the pro forma financial statements and actual amounts.

Item 9.01     Financial Statements and Exhibits

Exhibit No.     Description
99.1        Unaudited Supplemental Pro Forma Condensed Combined Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVETRUS, INC.
Date: May 7, 2019                    By: /s/ Christine T. Komola
Christine T. Komola
EVP and Chief Financial Officer